UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2016

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 French Road

Utica, New York 13502

(Address of principal executive offices, including zip code)

(315) 797-8375

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 4, 2016, CONMED Corporation (“CONMED”), filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the completion of its acquisition of SurgiQuest, Inc. (“SurgiQuest”), pursuant to the Agreement and Plan of Merger, dated as of November 15, 2015, by and among CONMED, SurgiQuest, Nemo Acquisition Sub, Inc. and Shareholder Representative Services, LLC (solely in its capacity as the representative of SurgiQuest’s equity holders). This Current Report on Form 8-K/A amends Item 9.01(a) and 9.01(b) of the Original Form 8-K to provide financial statements and pro forma financial information required by such items, respectively. The remainder of the Original Form 8-K is not hereby amended.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The audited financial statements of SurgiQuest, Inc. as of and for the year ended December 31, 2015, are filed hereto as Exhibit 99.1 and incorporated into this Item 9.01(a) by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial information as of and for the year-ended December 31, 2015 are filed hereto as Exhibit 99.2 and incorporated into this Item 9.01(b) by reference.

(d)	Exhibits

99.1	SurgiQuest, Inc.’s audited annual financial statements as of and for the year ended December 31, 2015, and the notes related thereto.

99.2	Unaudited Pro Forma Condensed Combined Balance Sheet of CONMED Corporation and SurgiQuest, Inc. as of December 31, 2015, Unaudited Pro Forma Condensed Combined Statement of Operations of CONMED Corporation and SurgiQuest, Inc. for the year-ended December 31, 2015, and the notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Luke A. Pomilio
Name:	Luke A. Pomilio
Title:	Executive Vice President-Finance and
Chief Financial Officer

Date: March 18, 2016